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                                                                    Exhibit 10.8

                     AMENDMENT TO SOFTWARE LICENSE AGREEMENT


          AMENDMENT, made as of the 19th day of June, 2003, to that certain Amended and Restated Software License Agreement (the "Agreement"), dated as of May 15, 2002 by and between Orbitz, LLC, ("Orbitz") and ITA Software, Inc. ("ITA"). All capitalized terms used but not defined herein shall have the respective meanings set forth in the Agreement.

          WHEREAS, the Agreement provides for the license by Orbitz of the Licensed Software;

          WHEREAS, the Licensed Software, as defined in the Agreement and as licensed by Orbitz, includes the Domestic Version but not the International Version (as such terms are defined below);

          WHEREAS, Orbitz wishes to expand the scope of its license to include the International Version as well as the Domestic Version;

          NOW, THEREFORE, in consideration of the foregoing the parties hereby agree as follows:


     1.   DEFINITIONS

          The following definitions are hereby added to the Agreement:
          "International Location" means any country or territory other than the United States, Puerto Rico, the US Virgin Islands and Canada.

          "International PNR" means a PNR that includes an origin, stop or destination in an International Location. An International PNR "created" shall be deemed to refer to all International PNRs created, whether or not subsequently cancelled; I.E., "gross PNRs", not "net PNRs".

          "International Production Date" means the earlier of (i) the date Orbitz begins using the International Version in full commercial production (excluding, however, the use of the International Version in a "beta" or similar testing or evaluation phase, in connection with which Orbitz may make the International Version available to a limited number of Online Users) or (ii) October 1, 2003.

          "International Version" means the version of the Licensed Software that has the capability for searching flights and pricing itineraries where such flights and itineraries include an origin, stop or destination in an International Location.

          "License Quarter" means each calendar quarter during a License Year, with the first such License Quarter beginning on October 1, 2003.

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     2.   DEFINITION OF LICENSED SOFTWARE

          The definition of "Licensed Software" in the Agreement is hereby amended so as to include the International Version.

     3.   FEES AND EXPENSES

          The following fees and expenses will apply to Orbitz's use of the International Version:

               (a) PER-PNR FEE. Beginning on the International Production Date, Orbitz will pay a license fee (the "International License Fee") for the International Version of $[***] per International PNR created.

               (b) MINIMUM LICENSE FEE. The International License Fee will be subject to a minimum of $[***] per License Year, with the first such License Year beginning on October 1, 2003.

               (c) PAYMENT TERMS. The Minimum License Fee will be payable in equal quarterly installments of $[***], in advance, with the first such payment due on October 1, 2003. In addition, within 30 days after the end of each License Quarter, Orbitz will certify to ITA the number of International PNRs created during such License Quarter and the cumulative number of International PNRs created during the current License Year. In the event that, at the end of any License Quarter, the International License Fee (calculated pursuant to paragraph (a) above) that would apply to the cumulative number of International PNRs generated during such License Year exceeds the cumulative Minimum License Fees (I.E., during the first License Year, $[***] multiplied by the number of License Quarters then elapsed in such License Year), then Orbitz will pay ITA, simultaneously with such certification, an amount equal to the excess of the International License Fee, as so calculated, over the total amount actually paid License Year-to-date by Orbitz hereunder. The obligation to make Minimum License Fee payments during a License Year shall be suspended at such time as the International License Fee with respect to such License Year equals or exceeds $[***].

               (d) DOMESTIC PRICING UNAFFECTED. The price provisions applicable to the Domestic Version set forth in Sections 8(a) through (d) of the Agreement will not be affected by the provisions of this Section 3 of this Amendment.

     4.   TERM AND TERMINATION OF THIS AMENDMENT

          The initial term of this Amendment shall be two years from October 1, 2003. Thereafter, it shall remain in force until terminated by either party upon 30 days' prior written notice to the other party, and the minimum International License Fee payable for the last full or partial License Year shall be equal to $[***] per quarter, multiplied by the number of prorated License Quarters in such License Year.

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          In addition, Orbitz will have the right, on 30 days' written notice, to terminate this Amendment, for any reason, at any time prior to the International Production Date. In such event, (i) Orbitz will cease use of the International Version on or prior to the effective date of termination, (ii) all modifications to the Agreement effected hereby will be rescinded and this Amendment will be of no force or effect; and (iii) in the event Orbitz subsequently wishes to license the International Version, ITA will make it available on then-standard prices (ITA's current standard price for the International Version is $[***] per PNR).

     5.   OPERATIONS

          The parties' current expectation is that Orbitz will operate the computers running the International Version, and that ITA will assist Orbitz in the set-up, installation and operation of the International Version. In such event, ITA will work with Orbitz on an implementation plan for the International Version, and ITA personnel will assist in executing such plan, so as to insure an expeditious implementation of the International Version. ITA will invoice Orbitz, and Orbitz will pay in accordance with Section 8(i) of the Agreement, for the services of ITA's operations department in rendering such assistance. Such services will be invoiced at ITA's standard rate (presently $[***] per hour). In the event the parties determine that ITA, and not Orbitz, should operate the computers running the International Version, then the parties will negotiate an amendment to the SLA providing for the financial terms and service levels that will apply to such operations services.


     6.   EFFECT ON AGREEMENT

          Except as specifically amended hereby, the Agreement shall remain in all respects in full force and effect.

          IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date first above written.

                                         ORBITZ, LLC

                                         By: /s/ Steve Hafner
                                             -----------------------------------

                                         Name: Steve Hafner
                                               ---------------------------------

                                         Title: EVP
                                                --------------------------------

                                         ITA SOFTWARE, INC.

                                         By: /s/ Jeremy Wertheimer
                                             -----------------------------------
                                             Jeremy Wertheimer, President

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     the Commission. Confidential treatment has been requested with respect to the omitted portions.